UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 21, 2008
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7701 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On February 21, 2008, the Board of Directors of Belden Inc. (the “Company”) appointed Judy Brown to the Board and to its Audit Committee. Since July 2006, Ms. Brown, 39, has served as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Perrigo Company (“Perrigo”). Ms. Brown joined Perrigo in September 2004 as Vice President and Corporate Controller. Perrigo is a leading global healthcare supplier that develops, manufactures and distributes over-the-counter and prescription pharmaceuticals, nutritional products, active pharmaceutical ingredients and consumer products. The company is the world’s largest manufacturer of over-the-counter pharmaceuticals for the store brand market. Before joining Perrigo, Ms. Brown held various senior positions in finance and operations at Whirlpool Corporation (1998 to August 2004) in Italy and the US and at Ernst & Young (1990-1998) in both the US and Germany.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: February 21, 2008	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield

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